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                         StrandTek International, Inc.
                                 Exhibit 21.02
           Form 10-KSB for the fiscal year ended September 30, 2000

StrandTek International, Inc., a Florida corporation, is a wholly owned subsidiary of the Registrant.

StrandTek West, Inc., formerly known as Enviro Watch Responder Systems USA Inc, a Washington corporation, is owned 51% by the Registrant